Exhibit 99.1

Rackspace Technology Promotes Mark Marino to Chief Financial Officer

SAN ANTONIO, TX – January 12, 2024 – Rackspace Technology® (NASDAQ: RXT), a leading end-to-end, hybrid multicloud technology solutions company, today announced the appointment of Mark Marino as Chief Financial Officer (CFO), effective immediately. Marino previously served as the Company’s Chief Accounting Officer and succeeds Naushaza “Bobby” Molu. Molu resigned his position to pursue a new opportunity in the UK, where he resides. He will remain with Rackspace Technology in an advisory role through late February to ensure a seamless transition.

“I am delighted to welcome Mark as our CFO,” said Amar Maletira, Chief Executive Officer. “Having worked with Mark since I joined Rackspace, I have witnessed firsthand what a strong asset he is to our company. Mark’s comprehensive understanding of the business and extensive financial leadership experience will continue to be instrumental as we strengthen our position in an attractive and growing hybrid multicloud and AI market. I look forward to collaborating with Mark as we continue to execute on our strategy and deliver value to our shareholders.”

Marino joined Rackspace Technology as Vice President, Americas CFO in 2020 and was promoted to Chief Accounting Officer in late 2021. Prior to joining the company, Marino served as Vice President of Finance for Acelity, a leading global medical technology company acquired by 3M, from 2015 to 2020. Prior to Acelity, Marino was Vice President, Finance at iHeartMedia and head of Corporate FP&A at SunEdison, Inc. He began his career at General Electric as a graduate of the Financial Management Program (FMP) and spent nearly 10 years there in a variety of key financial leadership roles across manufacturing, supply chain, business development, FP&A and as Segment CFO for GE Aviation. Marino holds a BA from DePauw University and an MBA from Baylor University.

“It is a privilege to move into the role of CFO at this exciting time for Rackspace Technology,” said Marino. “We have made significant progress on our transformation, having fully implemented a new operating model over the past year, unveiled innovative AI capabilities and rolled out unique, tailored solutions for customers across our Private Cloud and Public Cloud businesses. I look forward to working more closely with Amar and the leadership team to execute on our strategy and continuing to drive operating efficiency and profitable growth.”

"The Board and management team would like to thank Bobby for his leadership over the past year,” added Maletira. “I am personally grateful for his partnership and contributions, and we wish him the best in his future endeavors.”

Molu’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.

Outlook

Concurrently with the foregoing announcement, Rackspace Technology reaffirms its financial guidance for the fourth quarter 2023, as provided in a press release issued on November 7, 2023.

About Rackspace Technology
Rackspace Technology is a leading end-to-end, hybrid multicloud technology services company. We can design, build, and operate our customers' cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products, and adopt innovative technologies.

Forward-looking Statements
Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

IR Contact
Sagar Hebbar
ir@rackspace.com

PR Contact
Natalie Silva
publicrelations@rackspace.com